Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-17715, 333-18695, 333-49505, 333-67271 and 333-106855) and on Form S-8 (Nos. 333-06899, 333-15701, 333-16043, 333-30445, 333-41305, 333-49495, 333-49493, 333-58261, 333-69915, 333-79001, 333-88329, 333-64252, 333-131942, 333-138759, and 333-153893) of MPS Group, Inc. of our report dated March 2, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Jacksonville, Florida

March 2, 2009